Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-4 of Mobile Infrastructure Trust of our report dated March 31, 2021 relating to the financial statements of Mobile Infrastructure Corporation (formerly The Parking REIT, Inc.) , which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP
New York, New York
September 29, 2022